EXHIBIT 10.31


                        Change in Control Severance Plan
                                       of
                         Warwick Community Bancorp, Inc.
                                 And Affiliates


         1. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

                  a. "Affiliate" means any company, financial institution or other entity which is at least 50% owned, directly or indirectly, by Warwick Community Bancorp, Inc.

                  b. "Bank" means The Warwick Savings Bank, The Towne Center Bank, individually or collectively or any successor thereto.

                  c. "Change in Control" means the occurrence of any of the following events:

                           (i) the reorganization, merger or consolidation of
                  the Holding Company with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) at least 51% of the outstanding equity ownership interests in the Holding Company; and

                           (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) at least 51% of the securities entitled to vote generally in the election of directors of the Holding Company;

                           (ii) the acquisition of all or substantially all of
                  the assets of the Holding Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

                           (iii) a complete liquidation or dissolution of the
                  Holding Company;

                           (iv) the occurrence of any event if, immediately
                  following such event, at least 50% of the members of the Board of Directors of the Holding Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of Directors of the Holding Company on the date of this plan; or

                           (B) individuals who first became members of the Board of Directors of the Holding Company after the date of this plan either:

                                    (1)     upon election to serve as a member
                                            of the Board of Directors of the
                                            Holding Company by affirmative vote
                                            of three-quarters of the members of
                                            such board, or of a nominating
                                            committee thereof, in office at the
                                            time of such first election; or

                                    (2)     upon election by the shareholders of
                                            the Holding Company to serve as a
                                            member of the Board of Directors of
                                            the Holding Company, but only if
                                            nominated for election by
                                            affirmative vote of three-quarters
                                            of the members of the Board of
                                            Directors of the Holding Company, or
                                            of a nominating committee thereof,
                                            in office at the time of such first
                                            nomination;

                                    Provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Holding Company; or

                           (v) any event which would be described in this
                  definition under subparagraphs (i), (ii), (iii) or (iv) if the term "Bank" were substituted for the term "Holding Company" therein.

                  In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Bank, or any Affiliate of either of them, by the Holding Company, the Bank, or any Affiliate of either of them, or by any employee benefit plan maintained by any of them. For purposes of this definition, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.


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


                  d. "Eligible Employee" means any Employee whose employment, within three months prior to a Change in Control, or within one year thereafter, is either (i) involuntarily terminated by the Holding Company or any Affiliate, other than for Just Cause, or (ii) voluntarily terminated by an Eligible Employee following (A) a written demand from the employer to force the Eligible Employee, without his or her consent, to relocate his or her principal place of employment to a location that is more than thirty-five (35) miles from its location immediately prior to the Change in Control or (B) a reduction in the base salary of the Eligible Employee from the amount being paid as of October 1, 2001.

                  e. "Employee" means any person who has been employed by the Holding Company or any Affiliate for at least 120 days, on a full-time salaried basis, immediately prior to the Change in Control, excluding any person who is covered by an employment contract, change in control or severance agreement with the Holding Company or any Affiliate. Notwithstanding the above, an officer of the Holding Company or any Affiliate, excluding any person who is covered by an employment contract, change in control or severance agreement with the Holding Company or any Affiliate, shall be considered an Employee from his or her first day of full time employment.

                  f. "Holding Company" means Warwick Community Bancorp, Inc. or any successor thereto.

                  g. "Just Cause," with respect to termination of employment, means an act or acts of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. In determining incompetence, acts or omissions shall be measured against standards generally prevailing in the banking industry, as determined by the Board of Directors of the Holding Company or its appropriate Affiliate in its sole discretion.

         2. Severance Benefit to Eligible Employees. Each Eligible Employee shall be entitled to receive a severance benefit in accordance with the following schedule:

                                       SEVERANCE PAY PERIOD         MINIMUM      MAXIMUM
             JOB                         (NUMBER OF WEEKS          SEVERANCE    SEVERANCE
       CLASSIFICATION                       EQUAL-TO)             PAY-PERIOD    PAY-PERIOD
-----------------------    ---------------------------------     ------------  ------------
Non-officer Employee       Number of full years of service          4 weeks      26 weeks
                           with Holding Company or Affiliate
                           times 2

Officer- up to Assistant   Number of full years of service          4 weeks      52 weeks
Vice President             with Holding Company or Affiliate
                           times 2

Vice President             Number of full years of service         26 weeks      52 weeks
                           with Holding Company or Affiliate
                           times 2

Senior Vice President      Number of full years of service         52 weeks      52 weeks
or above                   with Holding Company or Affiliate
                           times 2


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


All severance payments shall be made in accordance with the payroll schedule in effect immediately prior to the Change in Control except that any Eligible Employee entitled to receive a severance benefit of 26 weeks or less may elect, in his or her sole discretion, to receive such benefit in a single lump sum payment, without discount, payable within 10 days of termination of employment. Each Eligible Employee shall also be entitled to receive continued coverage under the Holding Company's or any Affiliate's group health plan following his or her employment termination, with the employee cost of such coverage being paid by the Holding Company or any Affiliate (the "Health Plan Coverage Period"). Such Health Plan Coverage Period shall be equal to the severance pay period of the Eligible Employee, with a minimum of 90 days from the date of the Eligible Employee's termination of employment. The benefits provided pursuant to this paragraph are subject to, and conditioned upon, compliance with the provisions of paragraphs 3 and 4 below, and do not impact any statutory obligation of the Holding Company or any Affiliate under COBRA or any other laws.

         3. Mitigation and Notification Requirements. If an Eligible Employee's severance benefit exceeds 26 weeks, the provisions of this paragraph 3 are applicable. All payments after week 26 are deemed to be an "Extended Severance Pay Period." In order to continue to receive severance benefits during the Extended Severance Pay Period, an Eligible Employee must provide the Holding Company or the applicable Affiliate with a signed written certification within 14 days following the six-month anniversary of termination of employment with the Holding Company or any Affiliate. Such certification must state:

         a) whether the Eligible Employee is employed as of the date of the certification;
         b) the amount of the Eligible Employee's weekly base pay, if employed;
         c) a description of the type and cost to the Eligible Employee of any health insurance benefits received, if any, from another employer;
         d) that the Eligible Employee agrees to notify the Holding Company or applicable Affiliate of any future employment or change in the amount of weekly base pay received from another employer during the Extended Severance Pay Period.

         The amount of any severance benefit payable to an Eligible Employee during the Extended Severance Pay Period will be reduced dollar for dollar by the amount of any base pay received by such Eligible Employee from another employer during the Extended Severance Pay Period. Except as described below, any health insurance benefits received by the Eligible Employee from the Holding Company or any Affiliate during the Extended Severance Pay Period will be reduced or terminated to the extent similar benefits are provided by another employer.


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


         If another employer provides health insurance benefits to an Eligible Employee, the Holding Company or any Affiliate will nevertheless continue providing health insurance benefits during the Extended Severance Pay Period if the benefits available from the new employer do not cover the Eligible Employee or his or her family members due to a preexisting condition that was covered under the health insurance provided by the Holding Company or any Affiliate or the benefits available from the new employer do not cover the Eligible Employee or his or her family members until the expiration of a waiting period. In the case of a waiting period, the Holding Company or any Affiliate must provide benefits under the plan until the earlier of the expiration of the waiting period or the end of the Health Plan Coverage Period.

         During the Health Plan Coverage Period, an Eligible Employee may change the level of health insurance coverage or the coverage options with respect to the benefits provided under the plans of the Holding Company or any Affiliate, to the same extent that an active employee of the Holding Company or any Affiliate may do so. The Eligible Employee will be responsible for any additional costs associated with a change in coverage level or options.

         4. Written Acknowledgment and Release. As a condition to receiving any payments or benefits pursuant to paragraphs 2 and 3 above, the Eligible Employee shall deliver to the Holding Company or any applicable Affiliate on the date of his or her employment termination a written Acknowledgment and Release signed by the Eligible Employee stating (a) that the severance payment to be made and health benefits to be provided to the Eligible Employee pursuant to Paragraphs 2 and 3 above are in full and complete satisfaction of all liabilities and obligations of the Holding Company and its Affiliates, directors, officers, employees and agents, except for any pension benefits that may be due and owing and except for any liabilities or obligations that may be required by law, and
(ii) that the Holding Company or any Affiliate shall not have any other liabilities or obligation to the Eligible Employee relating to the Eligible Employee's employment by the Holding Company or any Affiliate.

         5. Governing Law. This plan shall be governed by the laws of the State of New York.

         6. Termination or Amendment. This plan may be amended or terminated at any time, in the full discretion of the Board of Directors of the Holding Company, prior to the Change in Control. This plan may not be terminated or amended at the time of or after the occurrence of the Change in Control.


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